                                  EXHIBIT 1


                             SECRETARY'S CERTIFICATE

         I, Bettye S. Adams, do hereby certify that I am the duly elected and acting Secretary of Delta Life and Annuity Company (the "Corporation"), a corporation duly organized and existing under the laws of the State of Tennessee and that the following are resolutions duly adopted by the board of directors via written consent effective as of October 23, 1995, and that said resolutions remain in full force and effect and unmodified:

                  WHEREAS, it has been determined that it is in the best interests of this Corporation to establish for the accounts of the Corporation a separate account in accordance with the laws of the state of Tennessee to provide the investment medium for contracts to be issued by this Corporation as may be designated as participating therein.

                  NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation be, and they hereby are, authorized to establish for the accounts of this Corporation the Delta Life and Annuity Company Separate Account VA1 ("Separate Account") in accordance with the insurance laws of the state of Tennessee, to provide the investment medium for contracts to be issued by this Corporation ("Contracts") as may be designated as participating therein. The Separate Account shall receive, hold, invest and reinvest only the monies arising from: (1) premiums, contributions or payments made pursuant to Contracts participating therein; (2) such assets of this Corporation as may be deemed necessary for the orderly operation of such Separate Account; and (3) the dividends, interest and gains produced by the foregoing; and

                  RESOLVED FURTHER, that the Separate Account may be divided into various sub-accounts as determined necessary by the officers of this Corporation to fund the Contracts. In that event, purchase payments (net of any applicable deductions) remitted to this Corporation under the Contracts and allocated to the Separate Account shall be allocated to the appropriate sub-account in accordance with the terms of the Contracts. Each sub-account, in turn, shall invest in the shares of the series type registered management investment company (or one or more registered management investment companies, or designated investment series thereof as may be established in the future), as specified for investment by it, at net asset value per share next to be determined following receipt of an order for purchase by such sub-account. To the extent that such registered management investment company, or companies, establishes additional investment series, the officers of this Corporation are empowered and authorized to establish such additional sub-accounts as there are additional investment series, with each such sub-account to invest solely in the shares of a specified additional investment series; and

                  RESOLVED FURTHER, that the Separate Account shall be administered and accounted for as part of the general business of this Corporation, but the income, gains and losses of the Separate Account shall be credited to or charged solely against the assets held in the Separate Account, without regard to any other income arising out of other business that this Corporation may conduct. The assets of such Separate Account shall not be chargeable with the liabilities arising out of any other business that this Corporation may conduct; and

                  RESOLVED FURTHER, in the event of the division of the Separate Account into sub-accounts that each sub-account shall be administered and accounted for as part of the general business of this Corporation, but the income (including capital gains or losses, if any) of each sub-account shall be credited to or charged against the assets held in that sub-account in accordance with the terms of the Contracts funded therein, without regard to other income of the remaining sub-accounts or arising out of any other business that this Corporation may conduct. The assets of each sub-account shall not be chargeable with liabilities arising out of the business conducted by another sub-account, nor shall a sub-account be chargeable with liabilities arising out of any other business that this Corporation may conduct; and

                  RESOLVED FURTHER, that no recommendation shall be made to an applicant to purchase a variable annuity policy and no variable annuity shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant, taking into account the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Corporation or to the agent making the recommendation; and

                  RESOLVED FURTHER, that the officers of this Corporation be, and they hereby are, authorized:

                  (i) to take whatever actions are necessary to see to it that the Contracts are registered under the provisions of the Securities Act of 1933 to the extent that they shall determine that such registration is necessary; and

                  (ii) to take whatever actions are necessary to assure that such Separate Account is properly registered as a unit investment trust with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that they shall determine that such registration is necessary; and

                  (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including such pre-effective and post-effective amendments), supplements and exhibits thereto as they may deem necessary or desirable; and

                  (iv) to prepare, execute and file such periodic filings as may be required by regulatory authorities in connection with the Separate Account; and

                  (v) to apply for exemption from those provisions of the aforementioned Acts and the rules promulgated thereunder as they may deem necessary or desirable and to take any and all other actions which they may deem necessary, desirable or appropriate in connection with such Acts; and

                  (vi) to take whatever actions are necessary to assure that the Contracts are filed with the appropriate state insurance regulatory authorities and to prepare and execute all necessary documents to obtain approval of the insurance regulatory authorities; and

                  (vii) to prepare or have prepared and executed all necessary documents to obtain approval of, or clearance with, or other appropriate actions required by, any other regulatory authority that may be necessary in connection with the foregoing matters; and

                  (viii) to enter into agreements with appropriate entities for the provision of administrative and other required services on behalf of the Separate Account and for the safekeeping of assets of such Separate Account; and

                  (ix) to make application in any and all states and jurisdictions as may be necessary for the Corporation to be authorized to engage in the business of issuing variable annuity and/or variable life insurance contracts; and

                  RESOLVED FURTHER, that the form of any resolutions required by any state authority to be filed in connection with any of the actions, documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as fully set forth herein if (i) in the opinion of the officers of this Corporation the adoption of the resolutions is advisable; and (ii) the Corporate Secretary or Assistant Secretary of this Corporation evidences such adoption by inserting into these minutes copies of such resolutions; and

                  RESOLVED FURTHER, that the officers of this Corporation, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of the foregoing resolutions.

         IN WITNESS WHEREOF, I have set my hand this      day of          ,
                                                     ----        ---------
19   .
  ---

                                            -----------------------------------
                                            Bettye S. Adams
                                                Secretary

    (S E A L)